UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2015
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On October 20, 2015, the Registrant announced the retirement of Daniel P. Dyer from his position as Chief Executive Officer and director of Marlin Business Services Corp. effective October 20, 2015. Edward J. Siciliano, age 53, the Registrant’s Executive Vice President and Chief Sales Officer, has been named interim CEO, effective October 20, 2015, and will serve in that role while the Registrant’s Board of Directors conducts a search for a permanent CEO. A description of Mr. Siciliano’s business background is set forth in the Registrant’s proxy statement for its 2015 annual meeting of shareholders, which description is incorporated into this Item 5.02 by reference. Executive search firm, Korn Ferry, has been engaged to assist the Registrant in leading a comprehensive search process to select Mr. Dyer’s successor.

The Registrant also announced that it has created a new Office of the Chairman, led by current Board Chairman Lawrence J. DeAngelo, to support oversight of the Registrant until a permanent CEO is appointed. The Office of the Chairman will also include Mr. Siciliano, Edward R. Dietz, Senior Vice President and General Counsel, W. Taylor Kamp, Senior Vice President and Chief Financial Officer, and Gregory Sting, Vice President of Portfolio Management.

A copy of the press release announcing the Registrant’s management change is attached as Exhibit 99.1 hereto.

(e) In connection with Mr. Dyer’s retirement, the Registrant and Mr. Dyer have entered into a separation agreement, dated October 20, 2015 (the “Separation Agreement”). Per the terms of the Separation Agreement, Mr. Dyer’s retirement shall be treated as a termination “without Cause” for purposes of determining Mr. Dyer’s rights under his employment agreement with the Registrant, dated as of October 14, 2003 and amended on December 31, 2008 (as amended, the “Employment Agreement”). Pursuant to the Separation Agreement, Mr. Dyer will be paid through November 27, 2015. Further, effective October 20, 2015 (the “Termination Date”), all outstanding equity awards held by Mr. Dyer will become fully vested and Mr. Dyer will have two years from the Termination Date to exercise his outstanding stock options. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

The Registrant and Mr. Dyer have also entered into a consulting agreement (the “Consulting Agreement”) dated October 20, 2015. In exchange for his provision of consulting services, the Registrant will reimburse Mr. Dyer the reasonable expenses he incurs in the performance of the consulting services and pay him a quarterly consulting fee of $25,000, beginning on the Termination Date. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     Separation Agreement dated as of October 20, 2015 between Marlin Business Services Corp. and Daniel P. Dyer.

10.2     Consulting Agreement dated as of October 20, 2015 between Marlin Business Services Corp. and Daniel P. Dyer.

99.1     Press Release issued by Marlin Business Services Corp. on October 20, 2015 in connection with Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: October 20, 2015	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President and General Counsel

INDEX TO EXHIBITS

10.1     Separation Agreement dated as of October 20, 2015 between Marlin Business Services Corp. and Daniel P. Dyer.

10.2     Consulting Agreement dated as of October 20, 2015 between Marlin Business Services Corp. and Daniel P. Dyer.

99.1     Press Release issued by Marlin Business Services Corp. on October 20, 2015 in connection with Item 5.02.